SECOND AMENDMENT TO SERVICE CONTRACT

          This Agreement shall constitute an amendment (“Amendment”) to the Service Contract, as previously amended, (“Contract”) by and between DeguDent GmbH, Rodenbacher Chaussee 4, D-63457 Hanau-Wolfgang, Germany (the “Company”) AND Dr. Albert Sterkenburg, Hohenwaldstr. 27 82041 Oberhaching, Germany, whose current address is Amselberg 20, 65191 Wiesbaden, Germany (“Employee”), which was effective as of November 1, 2003.

WHEREAS, the parties wish to make several amendments to the Contract.

          NOW THEREFORE, intending to be legally bound, the parties hereby agree to amend the Contract, as follows:

1.	Employee’s title shall be changed from Vice President, Global Prosthetics to Senior Vice President.
2.	The annual gross salary (“Base Salary”) referenced in Section 4 shall be 273,000 EUROS to be payable in twelve (12) equal installments of 22,750 EUROS.
3.

Employee shall continue to be eligible for participation in the Dentsply Equity Incentive Plan and the Dentsply Incentive Compensation Plan referenced in Section 5, except that with respect to the Incentive Compensation Plan, his current target annual bonus of Base Salary shall be increased to fifty-five percent (55%) of his Base Salary.

4.

Notwithstanding any provisions in this Contract to the contrary, if the Contract is terminated by the Company for other than good cause, then the Company shall provide to Employee the Contract emoluments (sections 4 through 6) for a period that is the earlier of: (i) the Employee reaches age 65; or, (ii) two (2) years from the date of the notice of termination, in either case, minus any amounts Employee otherwise receives by law as a result of such termination. For avoidance of doubt, good cause shall not include termination because the Company believes the Employee is not adequately performing his business decisions and actions.

5.

The last paragraph of Section 6 of the Contract is hereby replaced with the following: If the Employee’s employment terminates because of his death, the Company shall continue payment of his then current salary for a period of twelve (12) months from the date of death, together with his pro-rata share of any incentive or bonus payments due for the period prior to his death, to employee’s designated beneficiary or, if no beneficiary has been effectively designated, then to the employee’s estate.

6.	During the term of his employment, the Employee shall be covered by the Dentsply Executive Change-in-Control Plan.
7.	In all other respects, the Contract remains in full force, in accordance with its terms as hereby amended.
8.	This Amendment shall become effective on the 1st day of January, 2009.

Place	Date

DeguDent GmbH

represented by its sole shareholder

Dentsply Germany Holdings GmbH

By:

Name:

Managing Director (Geschaftsfuhrer)

Place	Date

Albert Sterkenburg

Place	Date

I hereby certify to have received a validly signed counterpart of the above Service Contract.

Date

Albert Sterkenburg

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